Exhibit 4.3

ONE GAS, INC.

SUPPLEMENTAL INDENTURE NO. 5

$800,000,000 Floating Rate Senior Notes due 2023

THIS SUPPLEMENTAL INDENTURE NO. 5, dated as of March 11, 2021 (this “Supplemental Indenture”), among ONE GAS, INC., an Oklahoma corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as January 27, 2014 (the “Original Indenture”) (the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Article Nine of the Original Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Original Indenture;

WHEREAS, Section 9.1(7) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Original Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each such series as follows:

ARTICLE I

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1    Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2    Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or the Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law or executive order to remain closed. If any Interest Payment Date, Stated Maturity or Redemption Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially U.S. Bank National Association.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or the Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Company (or the Designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or the Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Definitive Note” means a certificated Note that does not include the legend prescribed in Section 2.4 of the Original Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designee” means an independent financial advisor or such other designee of the Company. For the avoidance of doubt, in no event shall the Calculation Agent or the Trustee be the Designee.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Global Notes” means one or more Securities evidencing all or part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 3.1 of the Original Indenture and bearing the legend prescribed in Section 2.4 of the Original Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.6(b) hereof.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” has the meaning set forth in Section 2.6(a) hereof.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) March 10, 2021 in the case of the initial interest period.

“LIBOR Rate Reset Date” has the meaning set forth in Section 2.6(b) hereof.

“Margin” has the meaning set forth in Section 2.6(a) hereof.

“Maturity Date” has the meaning set forth in Section 2.5 hereof.

“Notes” shall have the meaning set forth in Section 2.1.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depository) or a successor person thereto, who will initially be the Trustee.

“Par Call Date” has the meaning set forth in Section 2.9 hereof.

“Participant” means members of, or participants in, the Depository.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (2) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or the Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” has the meaning set forth in Section 2.6(b) hereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Stated Maturity” has the meaning set forth in Section 2.5 hereof.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR Rate” has the meaning set forth in Section 2.7(a) hereof.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SECTION 1.3    Rules of Construction. For all purposes of this Supplemental Indenture:

(a)    capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)    all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)    the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d)    in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE II

THE SECURITIES

SECTION 2.1    Title of the Notes. There shall be a series of Securities designated the Floating Rate Senior Notes due 2023 (the “Notes”).

SECTION 2.2    Initial Principal Amount. The Notes will be initially issued in an aggregate principal amount of $800,000,000.

SECTION 2.3    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Company hereby designates The Depository Trust Company as the initial depository for the Global Notes.

(b)    Global Notes. The Notes shall initially be issuable in whole or in part in the form of one or more Global Notes. Such Global Notes (i) shall be deposited with, or on behalf of, the Depository, which shall act as depository with respect to the Notes, (ii) shall bear the legend prescribed by Section 2.4 of the Original Indenture, (iii) may be exchanged in whole or in part upon the terms and subject to the conditions provided in Section 3.5 of the Original Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

(c)    Book-Entry Provisions. This Section 2.3(c) shall apply only to a Global Note deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Participants shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)    Definitive Notes. Except as provided in Section 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

(e)    Cancellation of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.4    Definitive Notes.

(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note in the event (i) the Depository (A) notifies the Company that the Depository is no longer willing or able to act as a depository or clearing system for the Notes or (B) ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and, in either event, a successor depository or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default and the Depository notifies the Trustee of its decision to exchange the Global Note for Definitive Notes.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

SECTION 2.5    Stated Maturity. The “Stated Maturity” of the Notes shall be March 11, 2023 (the “Maturity Date”).

SECTION 2.6    Interest and Interest Rate.

(a)    The Notes shall bear interest at the Three-Month LIBOR Rate plus 61 basis points (0.61%) per year (the “Margin”), reset quarterly, from and including March 11, 2021 (the “Issue Date”) to, but excluding, the Maturity Date. The per annum interest rate for the period from the Issue Date to the first LIBOR Rate Reset Date shall be equal to the Three-Month LIBOR Rate as determined on March 10, 2021 plus the Margin. Starting on the first Interest Payment Date, interest on each Note will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Note to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Notes for the day which the Notes mature.

(b)    Interest on the Notes shall be payable on March 11 , June 11 , September 11 and December 11 of each year (each an “Interest Payment Date” and also a “LIBOR Rate Reset Date”), beginning June 11, 2021 to the persons in whose names the Notes (or one or more Predecessor Securities) are registered on (1) the Business Day immediately preceding such Interest Payment Date so long as all of the Notes are Global Notes, or (2) the 15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day) if any of the Notes are not Global Notes (such date in clause (1) and clause (2), a “Regular Record Date”).

(c)    Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(d)    The Notes will bear interest for each interest period at a rate determined by the Calculation Agent. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or, in certain circumstances, the Company or the Designee will inform the Trustee, of the interest rate for the next interest period. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable interest rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the interest rate determined on March 10, 2021). The amount of interest payable for any interest period on the Notes will be determined by the Company and will be computed by multiplying the floating rate for that interest period by a fraction, the numerator of which will be the actual number of days elapsed during that interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the floating rate notes. The interest rate for any interest period will at no time be higher than the maximum interest rate then permitted by applicable law. Additionally, the interest rate will in no event be lower than zero.

(e)    If an Interest Payment Date, other than a Redemption Date or the Maturity Date of the Notes, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Also, if a Redemption Date or the Maturity Date of the Notes falls on a day that is not a Business Day, then payment of the interest or principal payable on that date will be made on the next succeeding day which is a Business Day, and no interest will be paid or other payment made in respect of such delay. If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding Business Day.

SECTION 2.7    Calculations of Three-Month LIBOR Rate.

(a)    The “Three-Month LIBOR Rate” for each interest period beginning on a LIBOR Rate Reset Date, or March 11, 2021 in the case of the initial interest period, means the rate determined in accordance with the following provisions:

(1)    On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. Dollars having an index maturity of three months which appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)    If the Three-Month LIBOR Rate cannot be determined as described above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by the Company to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Company for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company are not providing quotations in the manner described by this paragraph, the rate for the interest period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

Notwithstanding clause (1) and clause (2) in this Section 2.7(a), if the Company (or the Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin as set forth in Section 2.8. However, if the Company (or the Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by the Company (or the Designee).

(b)    All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or .0000).

(c)    Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company or the Designee will be final and binding on us, the Trustee, and the Holders of the Notes. The Holders of the Notes may obtain the interest rate for the current and preceding interest periods by writing the Trustee at U.S. Bank National Association, Global Corporate Trust, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309, Attn: George Hogan.

SECTION 2.8    Effect of Benchmark Transition Event.

(a)    If the Company (or the Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b)    In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c)    Any determination, decision or election that may be made by the Company (or the Designee) pursuant to this Section 2.8, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary, shall become effective without consent from the Holders of the Notes or any other party.

(d)    In no event shall the Calculation Agent be responsible for determining any substitute for Three-Month LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the Business Day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. The Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or the Designee and will have no liability for such actions taken at the Company’s direction. Any determination, decision or election that may be made by the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or the Designee’s sole discretion, and, notwithstanding anything to the contrary, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

SECTION 2.9    Optional Redemption. At any time on or after September 11, 2021 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at its option, by paying 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, in accordance with the terms set forth therein and in accordance with Article XI of the Original Indenture. The Company does not have the right to redeem the Notes prior to the Par Call Date in respect of such Note.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1    Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.2    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.3    Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.4    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the day and year first above written.

ONE GAS, INC.

By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 5]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ George Hogan
George Hogan
Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 5]

Exhibit A

[FORM FACE OF NOTE]

[IF THIS SECURITY IS TO BE A SECURITY IN GLOBAL FORM] THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

ONE GAS, INC.

Floating Rate Senior Notes due 2023

No.	$
CUSIP: 68235P AK4

Issue Date: March 11, 2021

Stated Maturity: March 11, 2023

Interest Rate: Three-Month LIBOR Rate plus 0.61% (the “Margin”), reset quarterly

Interest Payment Dates: March 11 , June 11 , September 11 and December 11

Initial Interest Payment Date: June 11, 2021

Regular Record Dates: [Business Day immediately preceding such Interest Payment Date]/[15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day)][1]

Redeemable: Yes ☒ No ☐

Par Call Date: September 11, 2021 (the “Par Call Date”).

Redemption Price: At any time on or after the Par Call Date, the Company may redeem this Security, in whole or in part, at its option, by paying 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

ONE Gas, Inc., a corporation duly organized and existing under the laws of Oklahoma (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of                      DOLLARS, on the Stated Maturity specified above, and to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on the Interest Payment Dates specified above in each year, commencing on June 11, 2021, and at Stated Maturity, at the Interest Rate specified above, until the principal hereof is paid or made available for payment.

[1]	NTD: Insert first bracketed language if Global Security; otherwise insert second bracketed language.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360.

The Interest Rate for the period from the Issue Date to the first LIBOR Rate Reset Date shall be equal to the Three-Month LIBOR Rate as determined by the Calculation Agent on March 10, 2021 plus the Margin. Following the initial interest period the Interest Rate for each subsequent interest period shall be equal to the Three Month LIBOR Rate as determined by the Calculation Agent on the related LIBOR Rate Reset Date, plus the Margin. Such Interest Rate will be reset on the 11th day of the months of March, June, September and December of each year beginning on June 11, 2021 (each, a “LIBOR Rate Reset Date”). An interest period is the period commencing on an Interest Payment Date (or, in the case of the initial interest period, commencing on March 11, 2021) and ending on the day preceding the next Interest Payment Date. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the person serving as the Trustee is not then serving as the Calculation Agent, of the Interest Rate for the new interest period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and registered holders of this Security, the Company and the Trustee.

Notwithstanding the above, if the Company (or the Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, then, the Interest Rate that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin in the manner set forth in the Indenture. However, if the Company (or the Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the Interest Rate for the applicable interest period will be equal to the Interest Rate for the immediately preceding interest period, as determined by the Company (or the Designee).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) shall have been registered on the Regular Record Date; provided further that interest payable on the Maturity Date or on the Redemption Date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the next preceding Business Day. The Interest Rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date. The Interest Rate applicable to any other day will either be the initial Interest Rate or the Interest Rate as reset on the immediately preceding LIBOR Rate Reset Date.

If any Interest Payment Date (other than at the Stated Maturity) is not a Business Day, then such Interest Payment Date shall be the next succeeding Business Day, except that if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of this Security falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Maturity Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ONE GAS, INC.

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[SIGNATURE PAGE TO FLOATING RATE GLOBAL NOTE]

[REVERSE OF NOTE]

ONE GAS, INC.

Floating Rate Notes Due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 27, 2014, as it may be supplemented or amended from time to time (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $800,000,000.

At any time on or after September 11, 2021 (the “Par Call Date”), the Company may redeem this Security, in whole or in part, at its option, by paying 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The Trustee shall have no responsibility for the calculation of such amount. The Company does not have the right to redeem this Security prior to the Par Call Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.